Exhibit 5.1

February 25, 2022

Reference: 99845/2
AbCellera Biologics Inc. 2215 Yukon Street Vancouver, BC V5Y 0A1 Canada

RE:	Registration Statement on Form S-3 of AbCellera Biologics Inc. (the “Company”)

We have acted as Canadian counsel to the Company, a corporation incorporated under the laws of the Province of British Columbia, in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below). The Registration Statement registers the issuance and sale of the Company’s (a) common shares (“Common Shares”), (b) preferred shares (“Preferred Shares”), (c) debt securities (“Debt Securities”), (d) warrants (“Warrants”) to purchase Debt Securities, Preferred Shares, Common Shares, or any combination thereof, (e) subscription rights to purchase Common Shares, Preferred Shares or Debt Securities (“Subscription Rights”), and (f) units (“Units”) consisting of Common Shares, Debt Securities and Warrants in any combination (the Common Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units are collectively referred to herein as the “Securities”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Registration Statement includes a prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more prospectus supplements.

In connection with this opinion, we have examined the Registration Statement and the Prospectus, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

We are qualified to carry on the practice of law in the Province of British Columbia. Our opinion below is expressed only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case, in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

We have no responsibility or obligation to (i) update this opinion, (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express or (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion. Nor do we have any responsibility or obligation to consider the applicability or correctness of this opinion to any person other than the addressee.

We have also assumed that: (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, (v) each natural person signing any document reviewed by us had the legal capacity to do so, none of which facts we have independently verified, (vi) no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Securities, (vii) there is no foreign law that would affect the opinion expressed herein and (viii) at the time of the execution and delivery of any documents relating to the Securities or the offering thereof, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that at all relevant times:

(a)
the Company has the necessary corporate power and capacity to execute, deliver and perform its obligations under the terms and conditions of any purchase, underwriting or other agreement, indenture or instrument relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Securities to which the Company is party (any such agreement, an “Agreement”);

(b)
the Company has the necessary corporate power and capacity to authorize, create, authenticate, validly issue, sell and deliver the Securities and perform its obligations under the terms and conditions of the Securities;

(c)
all necessary corporate action has been taken by the Company to duly authorize the execution and delivery by the Company of the Agreement and the performance of its obligations under the terms and conditions thereof;

(d)
all necessary corporate action has been taken by the Company to duly authorize, create, authenticate, sell, deliver and validly issue the Securities and to perform its obligations under the terms and conditions of the Securities, and all of the terms and conditions relevant to the execution, delivery and issuance of the Securities in the applicable Agreement have been complied with;

(e)	all necessary corporate action has been taken by the Company to duly authorize the terms of the offering of the Securities and related matters;

(f)
the Agreement (i) has been duly authorized, executed and delivered by all parties thereto and such parties had the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto; (iii) is enforceable in accordance with its terms against all parties thereto; and (iv) is governed by the laws of the Province of British Columbia;

(g)	the Securities have been duly authorized, created, authenticated, sold and delivered and validly issued by the Company and any other person signing or authenticating the Securities, as applicable;

(h)	the terms of the offering of the Securities and related matters have been duly authorized by the Company;

(i)	the Company has complied, and will comply, with Division 8 of the Business Corporations Act (British Columbia);

(j)
the execution and delivery of the Agreement and the performance by the Company of its obligations under the terms and conditions thereunder do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law;

(k)
the authorization, creation, authentication, sale, delivery and issuance of the Securities and the Company’s performance of its obligations under the terms and conditions of the Securities do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law; and

(l)
the terms of the offering of the Securities and related matters do not and will not conflict with and do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will conflict with or result in a breach of or default under any of the terms or conditions of the notice of articles or articles of the Company, any resolutions of the board of directors or shareholders of the Company, any agreement or obligation of the Company, or applicable law.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon payment in full for the applicable Securities provided for in the applicable Agreement and when issued, sold and delivered in accordance with such Agreement, (i) the Shares and Preferred Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company and (ii) the Debt Securities, Subscription Receipts, Warrants and Units will be validly issued by, and will be binding obligations of, the Company.

This opinion letter has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Prospectus, the Registration Statement or the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” and in Part II of the Prospectus. In giving this consent, we do not hereby agree that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Yours truly,

(s) “Blake, Cassels & Graydon LLP”